Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment (this “Amendment”) to that certain Securities Purchase Agreement, dated as of July 14, 2023 (as amended and in effect from time to time, including by this Amendment, the “Purchase Agreement”), by and between PARTS iD, Inc., a Delaware corporation (the “Company”) and Lind Global Fund II LP, a Delaware limited partnership (the “Investor”), is made and entered into as of August 2, 2023, by and between the Company and the Investor. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

WHEREAS, the parties desire to amend the Purchase Agreement as set forth herein; and

WHEREAS, pursuant to Section 11.9 of the Purchase Agreement, each of the Company and the Investor may amend the Purchase Agreement in a written instrument signed by the Company and the Investor.

NOW THEREFORE, in consideration of the premises and covenants set forth herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, pursuant to Section 11.9 of the Purchase Agreement, to amend the Purchase Agreement as follows:

1. Definition of “First Funding Amount”. The definition of “First Funding Amount” is hereby restated to read as follows:

“First Funding Amount” means an amount equal to Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000), payable as (a) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), less the Commitment Fee, at the Closing, (b) Five Hundred Thousand Dollars ($500,000), less a commitment fee equal to $15,000, as of the execution date of the First Amendment to this Agreement, dated August 2, 2023, and (c) Five Hundred Thousand Dollars ($500,000), less a commitment fee equal to $15,000, within five (5) Business Days following the later of (i) the Company providing written confirmation to the Investor that the Registration Statement has been declared effective by the SEC and (ii) the receipt of Stockholder Approval, in each case, the Company shall also confirm to the Investor that there is no Event of Default that has occurred or will occur as a result of such additional funding.

2. Amendment to Section 7.1 of the Purchase Agreement. Section 7.1 of the Purchase Agreement is hereby amended to add a new subsection 7.1(d) as follows:

(d) a failure by the Company to have filed a preliminary proxy statement with the SEC on or before August 10, 2023 for the purpose of obtaining Stockholder Approval.

3. Conditions to Effectiveness. This Amendment shall be effective as of the date first written above upon the receipt by the Investor of this Amendment, duly executed and delivered by the Investor and the Company.

4. Continued Validity of Purchase Agreement. Except as specifically amended hereby, the Purchase Agreement shall remain in full force and effect and all of the rights and obligations of each of the Investor and the Company under the Purchase Agreement are affirmed. In the event of a conflict between this Amendment and the Purchase Agreement, this Amendment shall control. All references in the Purchase Agreement or any Transaction Document shall hereafter refer to the Purchase Agreement as amended hereby. This Amendment shall be a Transaction Document for all purposes under the Purchase Agreement.

5. Fees and Expenses. On the effective date of this Amendment, the Company shall reimburse the Investor for the reasonably documented due diligence costs and fees and disbursements of Morgan, Lewis & Bockius LLP in connection with the preparation of the Amendment and the review of the Registration Statement, it being understood that Morgan, Lewis & Bockius LLP has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Such reimbursement shall be offset against the funding of the third tranche of the First Funding Amount as contemplated in Section 1. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including this Amendment.

6. Governing Law; Dispute Resolution. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

7. Counterparts. This Amendment may be executed in two or more counterparts (including facsimile or “pdf” counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Each party hereto hereby agrees that this Amendment and any other document to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:	INVESTOR:

PARTS ID, INC.	Lind GLOBAL FUND II

By:	/s/ Lev Peker		By:	/s/ Jeff Easton
	Name:	Lev Peker		Name:	Jeff Easton
	Title:	Chief Executive Officer		Title:	Managing Member of Lind Global
Partners II LLC, General Partner

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